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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM 8-A
                              -------------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          NEVADA GOLD & CASINOS, INC.
                         3040 Post Oak Blvd., Suite 675
                           Houston, Texas 77056-6588
                                 (713) 621-2245


Incorporated in                              I.R.S. Employer Identification No.
Nevada                                                  88-0142032

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|


Securities Act registration statement file number to which this form relates: 0-8927
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Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class         Name of Each Exchange on which
              to be Registered          each Class is to be Registered
              ----------------          ------------------------------


                Common Stock                Boston Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                Common Stock
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Item 1.    Description of Registrant's Securities to be Registered.

           Common stock, par value $.12 per share.

           Nevada Gold & Casinos, Inc., is authorized to issue up to 20,000,000 shares of common stock, of which 10,072,810 shares are issued and outstanding as of November 8, 1999.

           The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to dividends that may be declared by the Board of Directors out of funds legally available for dividends

Item 2.    Exhibits.

           The securities described in this Registration Statement are to be registered on The Boston Stock Exchange, Inc., on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with the Instructions as to exhibits on Form 8-A, have been duly filed with the Boston Stock Exchange:

1. Nevada Gold & Casinos, Inc.'s Form 10-KSB for the fiscal year ended March 31, 1999, as amended.

2. Nevada Gold & Casinos, Inc.'s Form 10-QSB for the quarter ended June 30, 1999, and its Form 10-QSB for the quarter ended September 30, 1999.

3. Nevada Gold & Casinos, Inc.'s Amended and Restated Articles of Incorporation and Amended Bylaws, as filed in the Form 10-QSB for the quarter ended September 30, 1999.

4. Specimen of Nevada Gold & Casinos, Inc.'s common stock, as filed in its Form S-8 filed June 4, 1999.

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                                   SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          NEVADA GOLD & CASINOS, INC.

Date:  December 8, 1999                   By: /s/ H. Thomas Winn
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                                              H. THOMAS WINN, President

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